Exhibit 99.(j)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of Invesco Exchange-Traded Fund Trust of our reports dated June 25, 2026, relating to the financial statements and financial highlights of each of the Funds listed in Appendix A, which appear in Invesco Exchange-Traded Fund Trust’s Certified Shareholder Report on Form N-CSR for the year ended April 30, 2026. We also consent to the references to us under the headings “Fund Service Providers”, “Financial Highlights”, “Statement of Additional Information” and “Independent Registered Public Accounting Firm” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

Chicago, Illinois

August 26, 2026

Appendix A

Invesco Aerospace & Defense ETF
Invesco AI and Next Gen Software ETF
Invesco Biotechnology & Genome ETF
Invesco Bloomberg Analyst Rating Improvers ETF
Invesco Bloomberg MVP Multi-factor ETF
Invesco Building & Construction ETF
Invesco BuyBack Achievers ETF
Invesco Dividend Achievers ETF
Invesco Dorsey Wright Basic Materials Momentum ETF
Invesco Dorsey Wright Consumer Cyclicals Momentum ETF
Invesco Dorsey Wright Consumer Staples Momentum ETF
Invesco Dorsey Wright Energy Momentum ETF
Invesco Dorsey Wright Financial Momentum ETF
Invesco Dorsey Wright Healthcare Momentum ETF
Invesco Dorsey Wright Industrials Momentum ETF
Invesco Dorsey Wright Momentum ETF
Invesco Dorsey Wright Technology Momentum ETF
Invesco Dorsey Wright Utilities Momentum ETF
Invesco Dow Jones Industrial Average Dividend ETF
Invesco Energy Exploration & Production ETF
Invesco Financial Preferred ETF
Invesco Food & Beverage ETF
Invesco Global Listed Private Equity ETF
Invesco Golden Dragon China ETF
Invesco High Yield Equity Dividend Achievers ETF
Invesco International Dividend Achievers ETF
Invesco Large Cap Growth ETF
Invesco Large Cap Value ETF
Invesco Leisure and Entertainment ETF
Invesco MSCI Sustainable Future ETF
Invesco NASDAQ Internet ETF
Invesco Next Gen Connectivity ETF
Invesco Next Gen Media and Gaming ETF
Invesco Oil & Gas Services ETF
Invesco Pharmaceuticals ETF
Invesco RAFI US 1000 ETF
Invesco RAFI US 1500 Small-Mid ETF
Invesco S&P 100 Equal Weight ETF
Invesco S&P 500 BuyWrite ETF
Invesco S&P 500 GARP ETF
Invesco S&P 500 Value with Momentum ETF
Invesco S&P 500 Equal Weight Communication Services ETF
Invesco S&P 500 Equal Weight Consumer Discretionary ETF

Invesco S&P 500 Equal Weight Consumer Staples ETF
Invesco S&P 500 Equal Weight Energy ETF
Invesco S&P 500 Equal Weight ETF
Invesco S&P 500 Equal Weight Financials ETF
Invesco S&P 500 Equal Weight Health Care ETF
Invesco S&P 500 Equal Weight Industrials ETF
Invesco S&P 500 Equal Weight Materials ETF
Invesco S&P 500 Equal Weight Real Estate ETF
Invesco S&P 500 Equal Weight Technology ETF
Invesco S&P 500 Equal Weight Utilities ETF
Invesco S&P 500 Pure Growth ETF
Invesco S&P 500 Pure Value ETF
Invesco S&P 500 Quality ETF
Invesco S&P 500 Top 50 ETF
Invesco S&P MidCap 400 GARP ETF
Invesco S&P MidCap 400 Pure Growth ETF
Invesco S&P MidCap 400 Pure Value ETF
Invesco S&P MidCap Momentum ETF
Invesco S&P MidCap Quality ETF
Invesco S&P MidCap Value with Momentum ETF
Invesco S&P SmallCap 600 Pure Growth ETF
Invesco S&P SmallCap 600 Pure Value ETF
Invesco S&P SmallCap Momentum ETF
Invesco S&P SmallCap Value with Momentum ETF
Invesco S&P Spin-Off ETF
Invesco Semiconductors ETF
Invesco Water Resources ETF
Invesco WilderHill Clean Energy ETF
Invesco Zacks Mid-Cap ETF
Invesco Zacks Multi-Asset Income ETF